Exhibit (a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

[November 26] – [One Week] After Offer Commences

We have just completed [week one] of the Echelon Corporation offer to exchange certain outstanding options and stock appreciation rights for new stock appreciation rights (referred to as the “offer”). The offer will expire at 9:00 p.m., Pacific Time, on December 17, 2008, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 9:00 p.m., Pacific Time, on December 17, 2008, by:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

Only responses that are complete, signed and actually received by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to any of the following:

Kathleen B. Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5382	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5230	Marcia Pugsley Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5213

This notice does not constitute the offer. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for New Stock Appreciation Rights; (2) the cover e-mail from M. Kenneth Oshman, dated November 19, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.

[December 10], 2008 – Final Week

We are entering the final week of the Echelon Corporation offer to exchange certain outstanding options and stock appreciation rights for new stock appreciation rights (referred to as the “offer”). After today, there are [seven (7)] days left to make your election. The offer will expire at 9:00 p.m., Pacific Time, on December 17, 2008, unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 9:00 p.m., Pacific Time, on December 17, 2008, by:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

Only responses that are complete, signed and actually received by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to any of the following:

Kathleen B. Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5382	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5230	Marcia Pugsley Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5213

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for New Stock Appreciation Rights; (2) the cover e-mail from M. Kenneth Oshman, dated November 19, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.

December 17, 2008 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options and stock appreciation rights as part of the Echelon Corporation offer to exchange certain outstanding options and stock appreciation rights for new stock appreciation rights (referred to as the “offer”). The offer will expire at 9:00 p.m., Pacific Time, today, December 17, 2008.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 9:00 p.m., Pacific Time, on December 17, 2008 by:

Marsha Larsen

Echelon Corporation

550 Meridian Avenue

Office # A3119

San Jose, CA 95126

Fax: (408) 790-3520

E-mail: mlarsen@echelon.com

Only responses that are complete, signed and actually received by the deadline will be accepted. Responses must be submitted by facsimile, e-mail or hand delivery. Responses submitted by any other means, including interoffice mail or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to any of the following:

Kathleen B. Bloch Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5382	Mike Marszewski Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5230	Marcia Pugsley Echelon Corporation 550 Meridian Avenue San Jose, CA 95126 Phone: (408) 938-5213

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options and Stock Appreciation Rights for New Stock Appreciation Rights; (2) the cover e-mail from M. Kenneth Oshman, dated November 19, 2008; (3) the election form; and (4) the withdrawal form. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov or on Echelon’s website at www.echelon.com/company/investor/exchange.